Exhibit 10.3

Amendment to the

IDEAYA Biosciences, Inc.

2023 Employment Inducement Award Plan

This amendment (the “Amendment”) to the IDEAYA Biosciences, Inc. 2023 Employment Inducement Award Plan (the “Plan”) is effective as of May 21, 2025, the date the board of directors (the “Board”) of IDEAYA Biosciences, Inc., a Delaware corporation (the “Company”), approved the Amendment as set forth herein. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

WHEREAS, the Board may amend the Plan at any time; provided that the Board will obtain stockholder approval of any amendment to the Plan to the extent necessary to comply with Applicable Law; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be and hereby is amended as follows:

1.
Section 5.1 of the Plan is hereby amended to read as follows:

Number of Shares. Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to 4,000,000 Shares. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

2.
This Amendment shall be and hereby is incorporated in and forms a part of the Plan.
3.
Except as set forth herein, the Plan shall remain in full force and effect.

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